UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2018, General Motors Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc. and SG Americas Securities, LLC, for themselves and as representatives of the several other underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $2.1 billion aggregate principal amount of the Company’s senior notes, consisting of $450 million aggregate principal amount of Floating Rate Senior Notes due 2021 (the “Floating Rate Notes”), $750 million aggregate principal amount of 5.000% Senior Notes due 2028 (the “2028 Notes”) and $900 million aggregate principal amount of 5.950% Senior Notes due 2049 (the “2049 Notes” and, together with the Floating Rate Notes and the 2028 Notes, the “Notes”).

On September 10, 2018, the Company closed the offering of the Notes. The Floating Rate Notes, the 2028 Notes and the 2049 Notes were each issued as a separate series of debt securities pursuant to the indenture, dated as of September 27, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture, dated as of September 10, 2018 (the “Fifth Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as supplemented by the Fifth Supplemental Indenture (the “Indenture”), governs the terms of the Notes. In connection with the closing of the offering of the Floating Rate Notes, the Company also entered into a calculation agency agreement in respect of the Floating Rate Notes, dated as of September 10, 2018, with The Bank of New York Mellon, as calculation agent (the “Calculation Agency Agreement”).

The Indenture contains covenants that will limit (i) the ability of the Company and certain of its subsidiaries to incur indebtedness secured by certain principal domestic manufacturing properties or by any shares of stock or indebtedness of certain manufacturing subsidiaries and to enter into certain sale and leaseback transactions with respect to certain principal domestic manufacturing properties and (ii) the ability of the Company to enter into certain mergers or certain conveyances, transfers or leases of all or substantially all of its properties and assets.

The Company intends to use the net proceeds from this offering to repay $1.5 billion aggregate principal amount outstanding of its 3.500% senior notes due October 2, 2018, to pre-fund certain mandatory contributions for its U.K. and Canada pension plans due in 2019 through 2021, and for other general corporate purposes.

The offering and sale of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-215924) filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement, Base Indenture, Fifth Supplemental Indenture and Calculation Agency Agreement does not constitute a complete summary of these documents and is qualified by reference in its entirety to the full text of the Underwriting Agreement, Base Indenture, Fifth Supplemental Indenture and Calculation Agency Agreement, which are filed herewith as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 1.1	Underwriting Agreement, dated September 5, 2018, by and among General Motors Company, as issuer, and Barclays Capital Inc., Deutsche Bank Securities Inc. and SG Americas Securities, LLC, for themselves and as representatives of the several underwriters named therein

Exhibit 4.1	Indenture dated as of September 27, 2013, between General Motors Company and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of General Motors Company filed April 30, 2014

Exhibit 4.2	Fifth Supplemental Indenture, dated as of September 10, 2018, to the Indenture, dated as of September 27, 2013, between General Motors Company, as issuer, and The Bank of New York Mellon, as Trustee

Exhibit 4.3	Calculation Agency Agreement, dated as of September 10, 2018, between General Motors Company and The Bank of New York Mellon, as calculation agent

Exhibit 4.4	Form of General Motors Company Floating Rate Senior Notes due 2021 (included in Exhibit 4.2)

Exhibit 4.5	Form of General Motors Company 5.000% Senior Notes due 2028 (included in Exhibit 4.2)

Exhibit 4.6	Form of General Motors Company 5.950% Senior Notes due 2049 (included in Exhibit 4.2)

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

By:	/s/ Rick E. Hansen
Assistant General Counsel and Corporate Secretary

Date: September 10, 2018